SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report:  May 14 2004

Group 1 Software, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-6355	52-0852578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4200 Parliament Place, Suite 600		20706-1844
(Address of principal executive offices)		(Zip Code)

(301) 918-0400
 (Registrant’s telephone number, including area code)

Item 5. Disclosure of Other Events

          On May 13, 2004, the German Federal Cartel Office (or “Bundeskartellamt”) issued a letter concluding that the planned acquisition, by Pitney Bowes Inc., of all of the outstanding shares of the registrant is not prohibited under Germany’s Act Against Restraints of Competition (the “Act”).  The Federal Cartel Office is an independent higher Federal authority that is responsible to the German Federal Ministry of Economics and is responsible for application of the Act.

Item 12. Disclosure of Results of Operations and Financial Condition

          The registrant’s press release dated May 12, 2004, announcing financial results for the fiscal year ended March 31, 2004, is attached as Exhibit 99.1.

Disclosure Page 2

EXHIBIT INDEX

Exhibit No.	Description

99.1	Group 1 Software Press Release dated May 12, 2004.

Disclosure Page 3